EXHIBIT 4.15

        INCORPORATED UNDER THE COOPERATIVE ASSOCIATION LAWS OF COLORADO

    Number               Shares

     ALLIANCE FARMS COOPERATIVE ASSOCIATION
                             a Colorado cooperative association

          This Certificate of Membership also represents shares of Class C common stock of the Association.

              2,500 shares of Class C common stock authorized, $0.01 par value

          THIS CERTIFIES THAT                   is a member of, and is the owner
of       Shares of the Class C Common Stock of,

                          ALLIANCE FARMS COOPERATIVE ASSOCIATION,

transferable by the holder hereof on the books of the Association in person or by duly authorized attorney only upon surrender of this Certificate properly endorsed. The Articles of Incorporation of the Association, as from time to time amended, the Bylaws of the Association, as from time to time amended, and the laws of the State of Colorado, as from time to time amended, are by reference incorporated herein, and the holder hereof, by accepting this Certificate, consents to the provisions thereof and agrees to be bound thereby. (See reverse for limitations and other provisions.)

          IN WITNESS WHEREOF, the Association has caused this Certificate to be
signed by its duly authorized officers this         day of      A.D. 19      .



               PRESIDENT                               SECRETARY

Sale, transfer or hypothecation of the shares represented by this certificate is restricted by the provisions of the Colorado cooperative association law and the Articles of Incorporation and Bylaws of Alliance Farms Cooperative Association (the "Company"), a copy of which provisions may be inspected at the principal offices of the Company, and all provisions of which are hereby incorporated by reference in this certificate.

                                  CERTIFICATE

                                        of

                                   Membership

                                      and

                                    Shares

                                    of the

                                Class C Common Stock

                                         of
                                    ALLIANCE FARMS

                               COOPERATIVE ASSOCIATION



                                      ISSUED TO

                                         DATE



For Value Received,       hereby sell, assign and transfer unto
Shares of the Class C Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint attorney to transfer the said Stock on the books of the within named Association with full power of substitution in the premises.

    Dated                       19

         In presence of